                                                                     EXHIBIT 4.1


              REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated May 30, 2002, among USA Interactive, a Delaware corporation ("USA"), and each of the holders of the common stock of Interval Acquisition Corp., a Delaware corporation ("Interval"), set forth on the signature pages hereto.
              -----------------------------------------------------------

         Each of the Holders (as defined below) will receive certain shares of USA's Common Stock, $0.01 par value per share ("USA Common Stock"), in respect of the common stock of Interval, par value $0.01 per share ("Interval Common Stock"), now beneficially owned by such Holder, upon the consummation of the merger of a wholly owned subsidiary of USA with Interval (the "Merger") pursuant to an Agreement and Plan of Merger, dated as of May 30, 2002 (as amended, supplemented and in effect from time to time, the "Merger Agreement").

         In consideration of the representations, warranties, covenants and conditions herein and in the Merger Agreement, the parties hereto hereby agree as follows:

                                    SECTION 1
                               REGISTRATION RIGHTS

                1.1   CERTAIN DEFINITIONS. As used in this Agreement:

         (a) The term "beneficially owned" refers to the meaning of such terms as provided in Rule 13d-3 promulgated under the Exchange Act.

         (b) The term "Charity" means an organization exempt from Federal taxation under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

         (c) The term "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.

         (d) The term "person" shall mean any person, individual, corporation, partnership, limited liability company, trust or other non-governmental entity or any governmental agency, court, authority or other body (whether foreign, federal, state, local or otherwise).

         (e)    The term "Holder" means each holder of Interval Common Stock
(i) set forth on the signature pages hereto who has executed and delivered to USA a counterpart hereof or (ii) who has executed and delivered to USA a counterpart signature page hereto pursuant to Section 3.9, PROVIDED, HOWEVER, that any such person shall cease to be a Holder at such time as the registration rights to which such person is entitled hereunder terminate pursuant to Section 1.9.

         (f) "Holder Group" shall mean (a) such Holder, (b) the spouse, parents, siblings and lineal descendants of such Holder, (c) a trust for the benefit of any of the foregoing, (d) any individual, corporation, partnership, trust, other entity or group (which term shall include a "group" as such term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) (collectively a "Person"), directly or indirectly controlling, controlled by or under common control with such Holder, members of such Holder's immediate family and lineal descendants or trusts for the benefit of any of the foregoing, and (e) upon the death of the Holder,

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the Holder's estate, executors, administrators and personal representatives, and heirs, legatees and distributees; PROVIDED, HOWEVER, that a Holder's parent or parents shall only be considered to be a member of such Holder's Holder Group if the Holder Transfers any USA Common Stock to such parent after the date hereof, and then, the parent shall only be considered a member with respect to such Transferred shares. For purposes of this Agreement, the terms "control", "controlling", "controlled by" and "under common control with", as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through ownership of voting securities, by contract or otherwise.

         (g) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering by the SEC of the effectiveness of such registration statement.

         (h) The term "Registrable Securities" means (i) USA Common Stock to be issued to the Holders pursuant to the Merger and (ii) any USA Common Stock issued to the Holders by USA upon any stock split, stock dividend, recapitalization, or similar event with respect to such USA Common Stock issued in the Merger.

         (i) The term "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

         (j) The term "SEC" means the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

         (k) The term "Transfer" means offer, pledge, sell, contract to sell, sell any option or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of, whether such transaction is settled by delivery of Buyer Common Stock, other securities, cash or otherwise.

                1.2 SHELF REGISTRATION. USA shall use commercially reasonable efforts to prepare and file a registration statement on Form S-3 (the "Registration Statement") within 14 days after the date hereof and shall use commercially reasonable efforts to cause the Registration Statement to be declared effective by the SEC as soon as the conditions precedent set forth in
Article 3 of the Merger Agreement have been satisfied or waived, other than the condition in Section 3.2(f) (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) covering the resale of the Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act; PROVIDED, HOWEVER, that USA shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section in any particular jurisdiction in which USA would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless USA is already subject to service in such jurisdiction and except as may be required by the Securities Act; PROVIDED FURTHER

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that USA shall not be required to file the Registration Statement at such time as USA could have suspended the effectiveness of the Registration Statement pursuant to Section 1.4.

                1.3 OBLIGATIONS OF USA. In connection with any registration of Registrable Securities pursuant to this Section 1, USA shall:

         (a) Use its commercially reasonable efforts to cause the Registration Statement to be declared effective by the SEC and to remain effective until the earlier to occur of (x) the first anniversary of the Effective Time and (y) the sale of all of such shares of Registrable Securities so registered.

         (b) Prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus (the "Prospectus") used in connection therewith as may be necessary to make and to keep the Registration Statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities proposed to be registered in such Registration Statement.

         (c) Furnish to the participating Holders such number of copies of any Prospectus (including any preliminary Prospectus and any amended or supplemented Prospectus), in conformity with the requirements of the Securities Act, as the Holders may reasonably request in order to effect the offering and sale of the shares of Registrable Securities to be offered and sold, but only while USA shall be required under the provisions hereof to cause the Registration Statement to remain effective.

         (d) Use its commercially reasonable efforts to register or qualify the shares of Registrable Securities covered by the Registration Statement under the securities or blue sky laws of such states as the participating Holders shall reasonably request and maintain any such registration or qualification current until the earlier to occur of (x) the first anniversary of the Effective Time and (y) the date on which the Holders no longer holds any shares of Registrable Securities so registered; PROVIDED, HOWEVER, that USA shall not be required to take any action that would subject it to the general jurisdiction of the courts of any jurisdiction in which it is not so subject or to qualify as a foreign corporation in any jurisdiction where USA is not so qualified.

                1.4 RIGHTS OF USA. Notwithstanding anything to the contrary set forth in this Agreement, if, at any time during which a prospectus is required to be delivered in connection with the sale of Registrable Securities, USA determines in good faith that a development has occurred or a condition exists as a result of which the Registration Statement or the related prospectus may contain or incorporate by reference a material misstatement or omission, the correction of which might (a) interfere with or affect the negotiation or completion of any transaction that is being contemplated by USA (whether or not a final decision has been made to undertake such transaction), or (b) involve initial or continuing disclosure obligations that USA determines in good faith may not be in the best interest of USA or its stockholders, and USA may suspend the effectiveness of the Registration Statement for a reasonable period of time not to exceed 20 consecutive calendar days (a "Blackout Period"); PROVIDED that the aggregate number of days in all Blackout Periods occurring in any period of 12 consecutive months shall not exceed 60. USA shall provide written notice to the Holders upon the commencement of a

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Blackout Period, and upon receipt of such notification, the Holders will immediately suspend all offers and Transfers of any Registrable Securities pursuant to the Registration Statement until such time as USA notifies the Holders that it has determined that such Blackout Period is ended, which notification shall occur promptly after USA has determined that such Blackout Period has ended. After 70% or more of the Registrable Securities have been Transferred and USA has notified the Holders of such fact, if a Holder desires to Transfer any Registrable Securities it shall provide two trading days prior written notice of any such Transfer to USA, which notice shall specify the date on which the Holder desires to Transfer such Registrable Securities and the number of Registrable Securities proposed to be Transferred and shall not Transfer any Registrable Securities during such period so that USA shall be able to determine whether it is necessary to trigger a Blackout Period under this Section prior to such Transfer occurring.

                1.5 TRADING RESTRICTIONS. Except for a Transfer in compliance with Section 8.15 of the Merger Agreement, no Holder to whom 50,000 or more Registrable Securities were issuable on the Closing Date under the Merger Agreement (a "Significant Holder") may Transfer any Registrable Securities prior to the time at which 70% or more of the Registrable Securities have been Transferred. Once 70% or more of the Registrable Securities have been Transferred, no Significant Holder may Transfer on any day a number of Registrable Shares greater than or equal to 10% of the Registrable Securities issuable to such Holder on the Closing Date under the Merger Agreement. The restrictions set forth in this Section 1.5 will terminate on the first anniversary of the Effective Time.

                1.6   EXPENSES.

         (a) All Registration Expenses incurred in connection with any registration pursuant to this Section 1.6(a) shall be borne by USA. "Registration Expenses" shall mean the fees and expenses of USA's counsel and its accountants and all other costs and expenses of USA incident to the preparation, printing and filing under the Securities Act of the Registration Statement and all amendments and supplements thereto and the cost of furnishing copies of each preliminary prospectus, each final prospectus and each amendment or supplement thereto to dealers and other purchasers of the securities so registered, the costs and expenses incurred in connection with the qualification of such securities so registered under the blue sky laws of various jurisdictions, the fees and expenses of USA's transfer agent and all other costs and expenses of complying with the provisions of this Section 1 with respect to such registration.

         (b) Excluding the Registration Expenses, the participating Holders shall pay all other expenses incurred on their behalf with respect to any registration pursuant to this Section 1, including fees and expenses of any counsel for the Holders and any brokers, underwriters or placement agents.

                1.7   INDEMNIFICATION.

         (a) To the extent permitted by law, USA will indemnify each Holder, each of their respective officers, directors, partners, members or shareholders, and each person controlling such person, with respect to which registration, qualification or compliance has been effected pursuant to this
Section 1, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or any amendment or supplement thereto (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation by USA of any rule or regulation promulgated under the Securities Act or any state securities laws or rule or regulation promulgated thereunder applicable to USA and relating to action or inaction required of USA in connection with any such registration, qualification or compliance, and will reimburse each such person, each of its officers and directors, and each person controlling such person, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; PROVIDED, HOWEVER, that USA will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to USA by an instrument duly executed by such person or underwriter and stated to be specifically for use therein; and PROVIDED, FURTHER, that USA will not be liable to any such person or entity with respect to any such untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus that is corrected in the final prospectus filed with the Commission pursuant to Rule 424(b) promulgated under the Securities Act (or any amendment or supplement to such prospectus) if the person asserting any such loss, claim, damage or liability purchased securities but was not sent or given a copy of the prospectus (as amended or supplemented) at or prior to the written confirmation of the sale of such securities to such person in any case where such delivery of the prospectus (as amended or supplemented) is required by the Securities Act, unless such failure to deliver the prospectus (as amended or supplemented) was a result of USA's failure to provide such prospectus (as amended or supplemented).

         (b) To the extent permitted by law, each Holder will, if Registrable Securities held by or issuable to such person are included in the securities as to which such registration, qualification or compliance is being effected, indemnify USA, each of its directors and officers, who sign the Registration Statement, each person who controls USA within the meaning of the Securities Act and each other such Holder, each of its officers, directors, partners, members or shareholders and each person controlling such Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus or amendment or supplement to any such prospectus, or
(ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse USA and each of its directors and officers and such Holders and their respective directors, officers, partners, members or shareholders for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, or amendment or supplement to any such prospectus in reliance upon and in conformity with written information furnished to USA by an instrument duly executed by such Holder and stated to be specifically for use therein. In no event shall any indemnity obligation of a Holder under this Section 1.7(b) exceed the net proceeds from such Holder's sale of the Registrable Securities giving rise to such obligation.

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         (c)    Each party entitled to indemnification under this Section 1.7
(the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; PROVIDED, HOWEVER, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and PROVIDED, FURTHER, that the failure of any Indemnified Party to give notice as provided herein shall not affect the indemnification provided herein, except in the event and to the extent that the Indemnifying Party has been actually prejudiced as a result of such failure. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation. If any such Indemnified Party shall have reasonably concluded that there may be one or more legal defenses available to such Indemnified Party which are different from or additional to those available to the Indemnifying Party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 1.7, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party and such Indemnifying Party shall reimburse such Indemnified Party and any person controlling such Indemnified Party for that portion of the fees and expenses of any counsel (such counsel to be approved by the Indemnifying Party (whose approval shall not be unreasonably withheld)) retained by the Indemnified Party which are reasonably related to the matters covered by the indemnity agreement provided in this Section 1.7.

                1.8 INFORMATION BY HOLDER. The Holders or Transferees (as defined below) whose securities are included in the registration effected pursuant to this Section 1 shall furnish in writing to USA such information regarding such persons and the distribution proposed by such persons as USA may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 1. USA's obligations to any Holder or Transferee under this Section 1 are conditioned upon compliance by such person with the provisions of this Section 1.8. USA acknowledges that notwithstanding the representations made by each of the Holders in questionnaires provided by such Holders to USA on or prior to the date hereof with respect to their planned distribution of Registrable Securities, such Holders may Transfer Registrable Securities in any manner that complies with the provisions of the Merger Agreement, this Agreement and applicable law.

                1.9 TERMINATION OF REGISTRATION RIGHTS. The registration rights granted pursuant to this Section 1 shall terminate as to any Holder upon the earlier to occur of (x) the first anniversary of the Effective Time and (y) the sale of all of Registrable Securities of such Holder so registered; PROVIDED, HOWEVER, that the provisions of Section 1.7 shall survive such termination with respect to claims and liabilities arising out of actions, statements, or omissions occurring prior to such termination.

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                                    SECTION 2
                                CERTAIN COVENANTS

                2.1   TRANSFERS OF REGISTRABLE SECURITIES.

         (a) The Holder shall not Transfer any of the Registrable Securities pursuant to the Registration Statement except in Transfers consisting of trades executed at prevailing market prices (excluding any discount or commission received by the brokers through which such trade is effected) obtainable at the time of such Transfer (which shall include any "block trade" executed in compliance with Section 8.15 of the Merger Agreement) through brokers, acting as principal or agent, in transactions on the Nasdaq National Market or such other national securities exchange on which the Registrable Securities are then listed ("Trades at Market"). The Holders acknowledge and agree that the plan of distribution set forth in the Registration Statement shall only provide for Trades at Market and shall not provide for any other plan of distribution.

         (b) If, prior to the termination of the registration rights pursuant to Section 1.9, any Holder Transfers its Registrable Securities (other than pursuant to the Registration Statement) to another person, including, without limitation, any person in such Holder's Group (each a "Transferee"), such Holder shall promptly provide notice to USA of such transfer, including the number and type of Registrable Securities and the name, address, telephone number and facsimile number of the Transferee.

         (c) For any Transfer of any of the Registrable Securities by any Holder in a transaction that is not exempt under the Securities Act, such Holder, in addition to complying with any other federal securities laws, shall deliver a copy of the final Prospectus (or amendment of or supplement to such Prospectus) to the purchaser of any of the Registrable Securities on or before the settlement date for the purchase of such Registrable Securities.

         (d) Promptly after each Holder Transfers all of its Registrable Securities, each such Holder shall provide written notice to USA that it no longer holds any Registrable Securities.

                                    SECTION 3
                                  MISCELLANEOUS

                3.1 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of New York as applied to contracts entered into solely between residents of, and to be performed entirely within, such state, without regard to conflicts of laws principles.

                3.2 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the other parties hereto, except in connection with a Transfer by a Holder to another member of such Holder's Holder Group or to a Charity, which member or Charity has agreed in writing with the parties hereto to be bound by and to comply with all provisions of this Agreement; PROVIDED, HOWEVER, that no such assignment shall be effected or effective until such proposed assignee has delivered to USA written acknowledgment and agreement in form and substance reasonably satisfactory to USA that such proposed assignee agrees to be bound with respect to the

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Registrable Securities so Transferred to all the provisions of this Agreement
(including, without limitation, Section 2.1 hereof) and that such proposed assignee is bound hereby and a party hereto.

                3.3 NO THIRD PARTY BENEFICIARIES. This Agreement is not intended and shall not be construed to create any rights or remedies in any parties other than the Holders and USA and no other person shall assert any rights as third party beneficiary hereunder.

                3.4 ENTIRE AGREEMENT; AMENDMENT. This Agreement contains the entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and supersedes all prior agreements and understandings among the parties relating to the subject matter hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

                3.5 NOTICES AND DATES. All notices or other communications required or permitted under this Agreement shall be made in the manner provided in Section 13.1 of the Merger Agreement. In the event that any date provided for in this Agreement falls on a Saturday, Sunday or legal holiday, such date shall be deemed extended to the next business day.

                3.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each party and delivered to the other parties.

                3.7 SEVERABILITY. If any provision of this Agreement or portion thereof is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                3.8 EFFECTIVENESS. This Agreement shall terminate and be of no further force and effect if the Merger Agreement is terminated prior to the Effective Time in accordance with its terms.

                3.9 JOINDER. Upon executing a counterpart signature page hereto on or prior to the Effective Time, any holder of Interval common stock whose name is not set forth on the signature pages hereto on the date hereof shall become a party hereto as such and as a Holder hereunder, as if such stockholder had executed this Agreement on the date hereof.










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         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed and delivered by their respective officers or partners hereunto duly authorized as of the date first above written.

                                       USA INTERACTIVE


                                       By:   /s/ JULIUS GENACHOWSKI
                                          --------------------------------------
                                          Name:  JULIUS GENACHOWSKI
                                          Title: GENERAL COUNSEL & EXECUTIVE
                                                 VICE PRESIDENT
































                 Signature Page to Registration Rights Agreement

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                                            /s/ CRAIG M. NASH
                                            -------------------------
                                            CRAIG M. NASH






































                 Signature Page to Registration Rights Agreement

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                                            /s/ JEANETTE E. MARBERT
                                            -------------------------
                                            JEANETTE E. MARBERT






































                 Signature Page to Registration Rights Agreement

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                                            /s/ WILLIAM CARL DREW
                                            -------------------------
                                            WILLIAM CARL DREW






































                 Signature Page to Registration Rights Agreement

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                                            /s/ DAVID C. GILBERT
                                            -------------------------
                                            DAVID C. GILBERT






































                 Signature Page to Registration Rights Agreement

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                                            /s/ PAUL W. RISHELL
                                            -------------------------
                                            PAUL W. RISHELL






































                 Signature Page to Registration Rights Agreement

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                                       CDMM INVESTMENTS, L.P.


                                       By: CDMM Investments, Inc.,
                                           as its general partner



                                       By:    /s/ CRAIG M. NASH
                                           -------------------------
                                       Name:  CRAIG M. NASH
                                       Title: PRESIDENT





































                 Signature Page to Registration Rights Agreement

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                                       STARWOOD VACATION EXCHANGE COMPANY
                                       FORMERLY KNOWN AS
                                       WESTIN VACATION EXCHANGE COMPANY



                                       By:    /s/ RAYMOND L. GELLEIN, JR.
                                           ------------------------------
                                       Name:  RAYMOND L. GELLEIN, JR.
                                       Title: CHAIRMAN





































                 Signature Page to Registration Rights Agreement

                                       STUART L. BELL AND SUSAN S. BELL 1999
                                       CHILDREN'S TRUST



                                       By:    /s/ JOHN D. GALARUYK
                                          -------------------------
                                       Name:  JOHN D. GALARUYK
                                       Title: TRUSTEE





































                 Signature Page to Registration Rights Agreement

                                            /s/ ROBERT MILLER
                                            -------------------------
                                            ROBERT MILLER



                                            716 LAUREL LANE
                                            LAKELAND, FLORIDA 33813
                                            TELEPHONE: 863.646.1291
                                            FAX:       863.646.3823































                 Signature Page to Registration Rights Agreement

                                       MARRIOTT OWNERSHIP RESORTS, INC.



                                       By:    /s/ ROBERT MILLER
                                          --------------------------
                                       Name:  ROBERT MILLER
                                       Title: VICE PRESIDENT





                                       ADDRESS:

                                       6649 WESTWOOD BOULEVARD, SUITE 500
                                       ORLANDO, FLORIDA 32821
                                       FAX:  407.206.6034































                 Signature Page to Registration Rights Agreement

                                       HYATT VACATION OWNERSHIP, INC.



                                       By:    /s/ KIRK A. ROSE
                                          --------------------------
                                       Name:  KIRK A. ROSE
                                       Title: VICE PRESIDENT





































                 Signature Page to Registration Rights Agreement

                                       THE NORTHWESTERN MUTUAL LIFE
                                       INSURANCE COMPANY



                                       By:    /s/ JEFFREY J. LUEKEN
                                          ----------------------------
                                       Name:  JEFFREY J. LUEKEN
                                       Title: ITS AUTHORIZED REPRESENTATIVE





































                 Signature Page to Registration Rights Agreement

                                            /s/ STUART BELL
                                            -------------------------
                                            STUART BELL






































                 Signature Page to Registration Rights Agreement

                                       STUART L. BELL DECLARATION OF TRUST
                                       DATED 5/20/99



                                       By:    /s/ STUART BELL
                                          -------------------------
                                       Name:  STUART BELL
                                       Title: TRUSTEE





































                 Signature Page to Registration Rights Agreement

                                       CARLSON COMPANIES, INC.



                                       By:    /s/ RALPH N. BEHA
                                          ------------------------------
                                       Name:  RALPH N. BEHA
                                       Title: VICE PRESIDENT & CORPORATE
                                              SECRETARY




































                 Signature Page to Registration Rights Agreement

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                                            /s/ LAURENCE H. BLOCH
                                            -------------------------
                                            LAURENCE H. BLOCH






































                 Signature Page to Registration Rights Agreement

                                            /s/ HEATHER A. STEANS
                                            -------------------------
                                            HEATHER A. STEANS






































                 Signature Page to Registration Rights Agreement

                                       RICHARD D. MICHAELS
                                       REVOCABLE TRUST



                                       By:    /s/ SUSAN MICHAELS
                                          -------------------------
                                       Name:  Susan Michaels
                                       Title: Trustee





































                 Signature Page to Registration Rights Agreement

                                            /s/ THOMAS B. HUNTER III
                                            -------------------------
                                            THOMAS B. HUNTER III






































                 Signature Page to Registration Rights Agreement

                                            /s/ ADELINE S. MORRISON
                                            -------------------------
                                            ADELINE S. MORRISON






































                 Signature Page to Registration Rights Agreement

                                            /s/ HARRISON I. STEANS
                                            -------------------------
                                            HARRISON I. STEANS






































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




                                            /s/ JENNIFER W. STEANS
                                            -------------------------
                                            JENNIFER W. STEANS






































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




                                            /s/ ROBIN M. STEANS
                                            -------------------------
                                            ROBIN M. STEANS






































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

                                       FIRST UNION MERCHANT BANKING 1998,
                                       LLC



                                       By:    /s/ TRACEY M. CHAFFIN
                                          ---------------------------
                                       Name:  TRACEY M. CHAFFIN
                                       Title: CHIEF FINANCIAL OFFICER





































                 Signature Page to Registration Rights Agreement

                                       BANCBOSTON INVESTMENTS, INC.



                                       By:    /s/ JOHN CULLINANE
                                          -------------------------
                                       Name:  JOHN CULLINANE
                                       Title: PRESIDENT





































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

                                       By: WILLIS STEIN & PARTNERS, L.P.
                                       By: WILLIS STEIN & PARTNERS, L.L.C.,
                                           its General Partner



                                       By:    /s/ DANIEL H. BLUMENTHAL
                                          -----------------------------
                                       Name:  DANIEL H. BLUMENTHAL
                                       Title: MANAGING DIRECTOR





































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

       IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed and delivered as of this __ day of June, 2002.


                                       CENTRAL FLORIDA INVESTMENTS, INC.



                                       By: /s/ DAVID A. SIEGEL
                                          -------------------------
                                          Name:  DAVID A. SIEGEL
                                          Title: PRESIDENT





































                 Signature Page to Registration Rights Agreement